UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2012

Global Growth Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-156479	26-3859644
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information discussed under Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 24, 2012, GGT Whitehall Venture NC, LLC, a joint venture in which we own a 95% interest (the “Joint Venture”), closed on the acquisition of the fee simple interest in a 13 acre parcel of land located in southwest Charlotte, North Carolina (the “Whitehall Property”) for a purchase price of $2.9 million, exclusive of closing costs. The Joint Venture intends to construct and operate a 298 unit Class A garden-style apartment community on the property (the “Whitehall Project”). The estimated development and construction costs, inclusive of the land acquisition, are $30 million. For a more detailed discussion of the transaction, see “Item 8.01 – Other Events” in this Current Report.

Concurrent with closing on the acquisition of the Whitehall Property, the Joint Venture obtained a loan in the aggregate principal amount of approximately $22.3 million from Regions Bank, an Alabama state banking corporation, to fund certain development costs and the construction costs of the Whitehall Project. The loan is secured by the Whitehall Property and all improvements to be constructed thereon. The loan bears interest at the LIBOR rate, adjusted monthly, plus 2.25% per annum. The loan has an initial term of three years and may be extended for two additional 12-month periods, each subject to certain conditions and the payment of a loan extension fee. Monthly interest only payments are required during the initial term of the loan. Thereafter, if the loan is extended, the outstanding principal together, with interest, will be payable in equal monthly installments calculated based on a 30-year amortization during the first extension term and a 29-year amortization during the second extension term. The loan may be prepaid in full or in part at any time without fee, premium or penalty.

The loan documents contain customary affirmative, negative and financial covenants, agreements, representations, warranties and borrowing conditions, as well as customary events of default, all as set forth in the loan documents. The loan is recourse to the Joint Venture. Affiliates of Woodfield Investments, LLC, the parent company of our joint venture partner, have guaranteed the repayment of the loan, subject to their liability being reduced (i) to 50% at the time a certificate of occupancy for the Project is issued and thereafter (ii) to 30% upon certain debt covenants of the loan being achieved.

Item 7.01	Regulation FD Disclosure.

We issued a press release describing the transaction covered by this report, a copy of which is attached hereto as Exhibit 99.1.

The information in Item 7.01 disclosure, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that Section. Additionally, the information in this Item 7.01 disclosure, including Exhibit 99.1, shall not be incorporated by reference into the filings of the Registrant under the Securities Act of 1933 as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events

On February 24, 2012, GGT Whitehall Venture NC, LLC, a joint venture in which we own a 95% interest (the “Joint Venture”), closed on the acquisition of the fee simple interest in a 13 acre parcel of land located in southwest Charlotte, North Carolina (the “Whitehall Property”). The Joint Venture intends to construct and operate a 298 unit Class A garden-style apartment community on the property (the “Whitehall Project”).

We formed the Joint Venture with WF Arrowood, LLC, a Delaware limited liability company (“WF Arrowood”). An affiliate of WF Arrowood contracted to purchase the Whitehall Property from Whitehall Corporate Center Development Limited Partnership, a North Carolina limited partnership, who is not affiliated with us. The purchase and sale contract was assigned to the Joint Venture at closing. The purchase price for the Whitehall Property was $2.9 million, inclusive of a $25,000 earnest money deposit. The estimated development and construction costs, inclusive of the land acquisition, are $30 million.

Concurrent with the closing of the purchase of the property, we contributed to the Joint Venture $3.7 million of our total $7.5 million capital commitment to the Joint Venture, which initial contribution funded the purchase price for the Whitehall Property and related closing costs as well as certain expenses, fees and pre-development costs. We are required to fund the balance of our capital commitment during the development period from which certain development costs will be funded by the Joint Venture. WF Arrowood agreed to fund its 5% interest in the Joint Venture with contributions of certain future development fees and construction management fees in the aggregate amount of approximately $374,000. Additional development costs and the construction of the Whitehall Project will be funded by a $22.3 million loan from Regions Bank, which is discussed in this Current Report under Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.”

Woodfield Investments, LLC, the parent of WF Arrowood (“Woodfield”) specializes in multi-family developments and its principals have developed apartment communities throughout four southeastern states. Woodfield will serve as developer of the Whitehall Project and will coordinate and supervise the management and administration of the development and construction of the project pursuant to a development agreement between Woodfield and the Joint Venture. In connection therewith, Woodfield will receive a development fee of 3% of the Whitehall Project budget and a construction management fee of 1% of the costs under the construction contract. Woodfield and its principals are responsible for any cost overruns beyond the approved budget for the Whitehall Project and Woodfield is providing a one year construction warranty for the Whitehall Project.

Construction of the Whitehall Project is expected to commence in the second quarter of 2012, with the project scheduled to be completed in the third quarter of 2013. Once completed, we expect that the on-site management of the property will be provided by a national property management firm that specializes in the on-site management of multi-family properties.

Once completed, the property will be managed by CNL Global Growth Sub-Managers, LLC (“CNL Sub-Manager”) through a sub-property management agreement with our property manager, CNL Global Growth Managers, LLC. However, it is contemplated that the CNL Sub-Manager will contract with a national property management firm that specializes in the on-site management of multi-family properties.

The information contained in this Item 8.01 shall not be deemed incorporated by reference into Item 1.01 or Item 2.03 of this Current Report.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press Release dated February 28, 2012.

Statement Regarding Forward Looking Information

Certain statements in this document may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Global Growth Trust, Inc. (herein also referred to as the “Company”) intends that all such forward-looking statements be covered by the safe-harbor provisions for forward-looking statements of Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable.

All statements, other than statements that relate solely to historical facts, including, among others, statements regarding the Company’s future financial position, business strategy, projected levels of growth, projected costs and projected financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” “continues,” “pro forma” or similar expressions. Forward-looking statements are not guarantees of future performance and actual results may differ materially from those contemplated by such forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to, the factors detailed in our Annual Report on Form 10-K for the year ended December 31, 2010, and other documents filed from time to time with the Securities and Exchange Commission.

Many of these factors are beyond the Company’s ability to control or predict. Such factors include, but are not limited to: the global impact of the current credit crisis in the U.S. and Europe; changes in general economic conditions in the U.S. or globally (including financial market fluctuations); risks associated with our investment strategy; risks associated with the real estate markets in which the Company invests; risks of doing business internationally and global expansion, including unfamiliarity with new markets and currency risks; risks associated with the use of debt to finance the Company’s business activities, including refinancing and interest rate risk and the Company’s failure to comply with its debt covenants; the Company’s failure to obtain, renew or extend necessary financing or to access the debt or equity markets; competition for properties and/or tenants in the markets in which the Company engages in business; the impact of current and future environmental, zoning and other governmental regulations affecting the Company’s properties; the Company’s ability to make necessary improvements to properties on a timely or cost-efficient basis; risks related to development projects or acquired property value-add conversions, if applicable (including construction delays, cost overruns, the Company’s inability to obtain necessary permits and/or public opposition to these activities); defaults on or non-renewal of leases by tenants; failure to lease properties at all or on favorable terms; unknown liabilities in connection with acquired properties or liabilities caused by property managers or operators; the Company’s failure to successfully manage growth or integrate acquired properties and operations; material adverse actions or omissions by any joint venture partners; increases in operating costs and other expense items and costs, uninsured losses or losses in excess of the Company’s insurance coverage; the impact of outstanding or potential litigation; risks associated with the Company’s tax structuring; the Company’s failure to qualify and maintain its status as a real estate investment trust and the Company’s ability to protect its intellectual property and the value of its brand.

Management believes these forward-looking statements are reasonable; however, such statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and the Company may not be able to realize them. Investors are cautioned not to place undue reliance on any forward-looking statements which are based on current expectations. All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 28, 2012	GLOBAL GROWTH TRUST, INC.

	By:	/s/ Steven D. Shackelford
	Name:	Steven D. Shackelford
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 28, 2012.